Exhibit 99.2
LETTER OF TRANSMITTAL
DYCOM INVESTMENTS, INC.
OFFER TO EXCHANGE ALL OUTSTANDING
8 1/8% SENIOR SUBORDINATED NOTES DUE 2015
ISSUED ON OCTOBER 11, 2005 FOR
8 1/8% SENIOR SUBORDINATED NOTES DUE 2015
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933
THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                         , 2006 UNLESS EXTENDED (THE “EXPIRATION DATE”). HOLDERS MUST TENDER THEIR NOTES PRIOR TO THE EXPIRATION DATE IN ORDER TO PARTICIPATE IN THE EXCHANGE OFFER. TENDERS MAY BE WITHDRAWN PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.
DELIVERY TO:
Wachovia Bank, N.A., Exchange Agent
BY HAND, MAIL OR OVERNIGHT COURIER:
Wachovia Bank, N.A.
Customer Information Center
Attn. Corporate Actions, NC-1153
1525 West WT Harris Blvd-3C3
Charlotte, North Carolina 28262-8522

For Information Call:	BY FACSIMILE: (For eligible institutions only)	Confirm Receipt of Facsimile by Telephone:
(704) 590-7413	(704) 590-7628	(704) 590-7413
      DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.
      HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE NEW NOTES FOR THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR OLD NOTES TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.
      By execution hereof, the undersigned acknowledges receipt of the Prospectus dated                     , 2006 (the “Prospectus”) of Dycom Investments, Inc. (the “Company”), which, together with this letter of transmittal and the instructions hereto (the “Letter of Transmittal”), constitute the Company’s offer (the “Exchange Offer”) to exchange its 8 1/8% Senior Subordinated Notes due 2015 and guarantees thereof (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus constitutes a part, for any and all of its outstanding 8 1/8% Senior Subordinated Notes due

2015 and guarantees thereof (the “Old Notes”) which have not been registered under the Securities Act, upon the terms and subject to the conditions set forth in the Prospectus. The New Notes will be exchanged for the Old Notes at the rate of $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes. Tenders of Old Notes must be made for a minimum of $2,000 and integral multiples of $1,000 in excess thereof.
      This Letter of Transmittal is to be used by Holders (as defined below) if: (i) certificates representing Old Notes are to be physically delivered to the Exchange Agent herewith by Holders; or (ii) tender of the Old Notes is to be made by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under “The Exchange Offer — Procedure for Tendering” by any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of Old Notes (such participants, acting on behalf of Holders are referred to herein, together with such Holders, as “Acting Holders”). Delivery of documents to DTC does not constitute delivery to the Exchange Agent.
      The term “Holder” with respect to the Exchange Offer means any person: (i) in whose name Old Notes are registered on the books of the Registrar; or (ii) whose Old Notes are held of record by DTC and who desires to deliver such Old Notes by book-entry transfer at DTC.
      The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. HOLDERS WHO WISH TO ACCEPT THE EXCHANGE OFFER AND TENDER THEIR OLD NOTES MUST COMPLETE THIS LETTER OF TRANSMITTAL IN ITS ENTIRETY.
      To effectively tender old notes that are held through DTC, DTC participants may, in lieu of physically completing and signing this Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance through DTC’s Automated Tender Offer Program (“ATOP”), for which the Exchange Offer is eligible. DTC will then verify the acceptance and send an Agent’s Message (defined below) to the Exchange Agent for its acceptance. The Agent’s Message must be received by the Exchange Agent prior to the Expiration Date in order to make a valid tender. Delivery of tendered Old Notes must be made to the account of the Exchange Agent at DTC pursuant to DTC’s procedures for transfer.
      The term “Agent’s Message” means a message transmitted by DTC and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant in DTC tendering Old Notes that are the subject of such book entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the issuer may enforce such agreement against such participant. Delivery of the Agent’s Message by DTC will satisfy the terms of the exchange offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent’s Message.
      All capitalized terms used herein and not defined shall have the meaning ascribed to them in the Prospectus.
      The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Prospectus and this Letter of Transmittal may be directed to the Exchange Agent. See Instruction 8 herein.

      List below the Old Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples of $1,000 in excess thereof.

DESCRIPTION OF OLD NOTES

Principal
Name(s) and Address(es) of Registered Holder(s)	Certificate	Aggregate Principal	Amount of Old
(Please Fill in, if Blank)	Number(s)	Amount*	Note(s) Tendered**

TOTAL

*	Need not be completed if Old Notes are being tendered by book-entry transfer.

**	Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Notes represented by the Old Notes indicated in column 2. See Instruction 2. Old Notes tendered hereby must be made for a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof. See Instruction 2.

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:
Name of Tendering Institution

Account Number

Transaction Code Number

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
Ladies and Gentlemen:
      Subject to the terms of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of Old Notes indicated above. Subject to and effective upon the acceptance for exchange of the principal amount of Old Notes tendered in accordance with this Letter of Transmittal, the undersigned sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Old Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company and as Trustee under the Indenture for the Old Notes and the New Notes) with respect to the tendered Old Notes with full power of substitution to (i) deliver certificates for such Old Notes to the Company, or transfer ownership of such Old Notes on the account books maintained by DTC together, in either such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company and (ii) present such Old Notes for transfer on the books of the Registrar and receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.
      The undersigned hereby represents and warrants that he or she has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, when the same are acquired by the Company. The undersigned also acknowledges that this Exchange Offer is being made in reliance upon an interpretation by the staff of the Securities and Exchange Commission that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for sale, resold and otherwise transferred by any holder thereof without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the New Notes in its ordinary course of business and is not participating, has no arrangement or understanding with any person to participate in the distribution of the New Notes, is not a broker-dealer who purchased such Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act and is not an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act.
      The undersigned represents and warrants that:

(a) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the New Notes, whether or not the person is the Holder,

(b) neither the undersigned nor any other recipient of the New Notes (if different than the Holder) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the Old Notes or New Notes,

(c) neither the undersigned nor any other recipient is an “affiliate” of the Company within the meaning of Rule 405 promulgated under the Securities Act or, if the Holder or such recipient is an affiliate, that the Holder or such recipient represents and agrees that it may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

(d) if the undersigned is a broker-dealer, it has not entered into any arrangement or understanding with the Company or any “affiliate” of the Company within the meaning of Rule 405 promulgated under the Securities Act to distribute the New Notes,

(e) if the undersigned is a broker-dealer, the undersigned further represents and warrants that, if it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of New Notes received in the Exchange Offer, and

(f) the undersigned is not acting on behalf of any person or entity that could not truthfully make these representations.

      By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the assignment and transfer of the Old Notes tendered hereby.
      For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes when the Company has given oral or written notice (such notice, if given orally to be confirmed in writing) thereof to the Exchange Agent. If any tendered Old Notes are not accepted for exchange pursuant to the Exchange Offer for any reason, certificates for any such unaccepted Old Notes will be returned (except as noted below with respect to tenders through DTC), without expense, to the undersigned at the address shown below or at a different address as may be indicated under “Special Issuance Instructions” promptly after the Expiration Date.
      All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death, incapacity or dissolution of the undersigned and every obligation under this Letter of Transmittal shall be binding upon the undersigned’s heirs, personnel, representatives, successors and assigns.
      The undersigned understands that tenders of Old Notes pursuant to the procedures described under the caption “The Exchange Offer — Procedure for Tendering” in the Prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer.
      All questions as to form, validity, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding.
      Unless otherwise indicated under “Special Issuance Instructions,” please issue the certificates representing the New Notes issued in exchange for the Old Notes accepted for exchange and return any Old Notes not tendered or not exchanged, in the name(s) of the undersigned (or in either such event in the case of Old Notes tendered through DTC, by credit to the account at DTC from which the Old Notes were tendered). In the event that both “Special Issuance Instructions” and “Special Delivery Instructions” are completed, please issue the certificates representing the New Notes issued in exchange for the Old Notes accepted for exchange and return any Old Notes not tendered or not exchanged in the name(s) of, and send said certificates to, the person(s) so indicated. The undersigned recognizes that the Company has no obligation pursuant to the “Special Issuance Instructions” and “Special Delivery Instructions” to transfer any Old Notes from the name of the registered holder(s) thereof if the Company does not accept for exchange any of the Old Notes so tendered.

PLEASE SIGN HERE
(TO BE COMPLETED BY ALL TENDERING HOLDERS)

Signature(s) of Owner	Date
Area Code and Telephone Number

      This Letter of Transmittal must be signed by the Holder(s) of Old Notes exactly as their name(s) appear(s) on certificate(s) for Old Notes or, if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act. See Instruction 3 herein.
Name(s)

(Please Type or Print)
Capacity:

Address:

Taxpayer Identification No.:

SIGNATURE GUARANTEE (IF REQUIRED BY INSTRUCTION 3) BY AN ELIGIBLE INSTITUTION:

(Authorized Signature)

(Title)

(Name and Firm)
DATED: ______________________________ , 2006

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 3, 4 and 5)
To be completed ONLY if certificates for Old Notes not exchanged and/or Exchange Notes are to be issued in the name of and sent to someone other than the person or persons whose signature(s) appear(s) on this Letter above, or if Old Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.
Issue: Exchange Notes and/or Old Notes to:

(Please Type or Print)
Names(s) and Taxpayer Identification or Social Security Number(s):

(Please Type or Print)

(Please Type or Print)
Address:

(Zip)

☐	Credit unexchanged Old Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below:

(Book-Entry Transfer Facility Account Number, if Applicable)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 3, 4 and 5)
To be completed ONLY if certificates for Old Notes not exchanged and/or Exchange Notes are to be sent to someone other than the person or persons whose signature(s) appear(s) on this Letter above or to such person or persons at an address other than shown in the box entitled “Description of Old Notes” on this Letter above.
Mail: Exchange Notes and/or Old Notes to:

(Please Type or Print)
Names(s):

(Please Type or Print)

(Please Type or Print)
Address:

(Zip)
IMPORTANT: THIS LETTER OR A FACSIMILE HEREOF (TOGETHER WITH THE CERTIFICATES FOR OLD NOTES OR A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF
THE EXCHANGE OFFER
      1. Delivery of this Letter of Transmittal and Old Notes. The certificates for the tendered Old Notes (or a confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all Old Notes delivered electronically), as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile hereof and any other documents required by this Letter of Transmittal must be received by the Exchange Agent at its address set forth herein prior to 12:00 midnight, New York City time, on the Expiration Date. The method of delivery of the tendered Old Notes, this Letter of Transmittal and all other required documents is at the election and risk of the Holder and, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the Holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Company.
      All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company’s acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering Holders of Old Notes, unless otherwise provided in this Letter of Transmittal, promptly following the Expiration Date.
      2. Partial Tenders. Tenders of Old Notes will be accepted only in principal amounts equal to $2,000 and integral multiples of $1,000 in excess thereof. If less than the entire principal amount of any Old Notes is tendered, the tendering Holder should fill in the principal amount tendered in the fourth column of the chart entitled “Description of Old Notes.” The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Old Notes is not tendered, Old Notes for the principal amount of Old Notes not tendered and a certificate or certificates representing New Notes issued in exchange for any Old Notes accepted will be sent to the Holder at his or her registered address, unless a different address is provided in the appropriate box on this Letter of Transmittal, promptly after the Old Notes are accepted for exchange.
      3. Signatures on the Letter of Transmittal; Bond Powers and Endorsements; Guarantee of Signatures. If this Letter of Transmittal (or facsimile hereof) is signed by the registered Holder(s) of the Old Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the Old Notes without alteration, enlargement or any change whatsoever.
      If this Letter of Transmittal (or facsimile hereof) is signed by the registered Holder(s) of Old Notes tendered and the certificate(s) for New Notes issued in exchange therefor is to be issued (or any untendered principal amount of Old Notes is to be reissued) to the registered Holder, such Holder need not and should not endorse any tendered Old Note, nor provide a separate bond power. In any other case, such Holder must either properly endorse the Old Notes tendered or transmit a properly completed separate bond power with this Letter of Transmittal, with the signatures on the endorsement or bond power guaranteed by a recognized member of the Medallion Signature Guarantee Program.
      If this Letter of Transmittal (or facsimile hereof) is signed by a person other than the registered Holder(s) of any Old Notes listed, such Old Notes must be endorsed or accompanied by appropriate bond powers signed as the name of the registered Holder(s) appears on the Old Notes.

      If this Letter of Transmittal (or facsimile hereof) or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Letter of Transmittal.
      Endorsements on Old Notes or signatures on bond powers required by this Instruction 3 must be guaranteed by a recognized member of the Medallion Signature Guarantee Program.
      Signatures on this Letter of Transmittal (or facsimile hereof) must be guaranteed by a recognized member of the Medallion Signature Guarantee Program unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder (including any participant in DTC whose name appears on a security position listing as the owner of Old Notes) who has not completed the box set forth herein entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” or (ii) for the account of a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”).
      4. Special Issuance and Delivery Instructions. Tendering Holders should indicate, in the applicable spaces, the name and address to which New Notes or substitute certificates representing Old Notes for principal amounts not tendered or not accepted for exchange are to be issued or sent, if different from the name and address of the person signing this Letter of Transmittal (or in the case of tender of the Old Notes through DTC, if different from DTC). In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated.
      5. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.
      Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the Old Notes listed in this Letter of Transmittal.
      6. Waiver of Conditions. The Company reserves the absolute right to amend, waive or modify specified conditions in the Exchange Offer in the case of all Old Notes tendered.
      7. Mutilated, Lost, Stolen or Destroyed Old Notes. Any tendering Holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated in this Letter of Transmittal for further instruction.
      8. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address specified in this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.
      9. Withdrawal. Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “The Exchange Offer — Withdrawal of Tenders”.